UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2005

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 20, 2005, the stockholders of Calgon Carbon Corporation (the “Company”) approved the amendment and restatement of each of the Company’s Stock Option Plan (the “Stock Option Plan Amendments”) and the Company’s 1993 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan Amendments”), which amendments were adopted by the Company’s Board of Directors on February 4, 2005.

In general, the Stock Option Plan Amendments were adopted (a) to extend the expiration date of the Stock Option Plan until January 31, 2015, (b) to increase the number of shares available under the Stock Option Plan by 1,500,000, (c) to modify the share limit which is intended to permit the grant of stock options and stock appreciation rights, along with restricted performance shares, under the Stock Option Plan to qualify for the “performance-based” exception to the limit on executive officer compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and (d) to update and modify the Stock Option Plan.

The amendment to the Stock Option Plan described in subsection (c) above allows grants of stock options and stock appreciation rights, and awards of restricted performance shares, to continue to qualify for an exception to the limits on deductibility under Section 162(m) of the Code. Section 162(m) of the Code disallows federal income tax deductions to a company for compensation paid to the Chief Executive Officer and any of the other four highest compensated executive officers in excess of $1 million in any taxable year, subject to certain exceptions. One exception involves compensation paid pursuant to shareholder-approved compensation plans that are performance based. The amended Stock Option Plan has been structured so that compensation arising from the exercise of non-statutory stock options, from the exercise of stock appreciation rights, from the disqualifying disposition of shares acquired upon the exercise of incentive stock options, from stock appreciation rights granted at the time the related option is granted and from the vesting of certain performance restricted shares, should be performance based within the meaning of Section 162(m) of the Code. Restricted share awards that are not performance-related are not at present eligible for this performance-based exception and, if granted to any of such five officers, may be subject to the limits of Section 162(m) of the Code.

In general, the Directors’ Plan Amendments were adopted to (a) extend the expiration date of the Directors’ Plan until January 31, 2015, (b) to increase the number of shares available under the Directors’ Plan by 500,000 and (c) to update and modify the Directors’ Plan.

A copy of the full text of each stock plan, as amended and restated, is attached hereto as Exhibit 10.1 and Exhibit 10.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)
Date: April 21, 2005

	By	/s/ Leroy M. Ball
Leroy M. Ball
Chief Financial Officer